UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   January 7, 2009

VALLEY COMMERCE BANCORP
(Exact name of registrant as specified in its charter)

California	333-118883	46-1981399
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Court Street Visalia, California	93291
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (559) 622-9000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                            Departure of Director or certain officer; Election of Directors; Appointment of certain officers; Compensatory Arrangements of certain officers

On December 31, 2008, Valley Business Bank, the wholly owned subsidiary of Valley Commerce Bancorp (collectively the “Company”) and Allan W. Stone, the Company’s Chief Credit Officer, executed an amendment to the Executive Supplemental Compensation Agreement in existence between the two parties.  The amendment represented an effort by both parties to comply with the requirements of Internal Revenue Code Section 409A.

A copy of the amendment to Mr. Stone’s Executive Supplemental Compensation Agreement is attached hereto as Exhibit 10.1.

Exhibit No. 10.1

Amendment to the Valley Business Bank Executive Supplemental Compensation Agreement, dated December 31, 2008, among Valley Business Bank, the wholly owned subsidiary of Valley Commerce Bancorp and Allan W. Stone.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2009	Valley Commerce Bancorp By: /s/Roy O. Estridge Roy O. Estridge Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1
Amendment to the Valley Business Bank Executive Supplemental Compensation Agreement, dated December 31, 2008, among Valley Business Bank, the wholly owned subsidiary of Valley Commerce Bancorp and Allan W. Stone.